Exhibit 99.1

ARCADIA BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On May 14, 2024 Arcadia Biosciences, Inc. (“Arcadia” or the “Company”) completed the sale of its GoodWheat business (“Disposition”) to Above Food Corp. (“Above Food” or the “Buyer”). Pursuant to the Asset Purchase Agreement (“Agreement”), the Company sold its GoodWheat business to Above Food for consideration of $4,000,000, consisting of a promissory note in the original principal amount of $6,000,000 (“Promissory Note”) from the Buyer to Arcadia and $2,000,000 in cash paid at closing by Arcadia to the Buyer.

The purpose of the following unaudited pro forma consolidated financial information is to reflect the closing of the Disposition. The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the historical financial statements of the Company adjusted to give effect to the Disposition.

The unaudited pro forma consolidated balance sheet as of March 31, 2024 presents the historical unaudited consolidated balance sheet of the Company on a pro forma basis as if the Disposition had been consummated on March 31, 2024. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2023 and 2022 and the three months ended March 31, 2024 present the historical unaudited consolidated statements of operations of the Company on a pro forma basis as if the Disposition, had been consummated on January 1, 2022. The unaudited pro forma consolidated financial information was derived from and should be read in conjunction with the historical consolidated financial statements of the Company for the years ended December 31, 2023 and 2022 included in the Company’s annual report on Form 10-K filed with the SEC on March 28, 2024 and the historical consolidated financial statements of the Company for the three months ended March 31, 2024 included in the Company’s quarterly report on Form 10-Q filed with the SEC on May 13, 2024.

The unaudited pro forma consolidated financial statements are for illustrative purposes only and do not necessarily reflect the Company’s financial condition or results of operations as if the Disposition occurred on the dates indicated. Further, the unaudited pro forma consolidated financial information may not be indicative of the future financial condition and results of operations of the Company. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma consolidated financial statements and are subject to change as additional information becomes available and analyses are performed.

ARCADIA BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2024

(In thousands)

	Reported March 31, 2024	Disposition of Good Wheat (a)	Other Transaction Accounting Adjustments	Notes	Pro Forma
	Unaudited	Unaudited	Unaudited		Unaudited
Assets
Current assets
Cash and cash equivalents	$3,317	$—	$(2,000)	(b)	$1,317
Short-term investments	5,184	—	—		5,184
Promissory notes receivable	—	—	6,000	(c)	6,000
Accounts receivable and other receivables	760	—	—		760
Assets held for sale	15	—	—		15
Inventory - current	1,831	(1,049)	—		782
Prepaid expenses and other current assets	535	—	—		535
Total current assets	11,642	(1,049)	4,000		14,593
Property and equipment, net	328	(314)	—		14
Right of use assets	695	—	—		695
Inventories - noncurrent	3,178	(2,987)	—		191
Intangible assets, net	39	—	—		39
Other noncurrent assets	164	—	—		164
Total assets	$16,046	$(4,350)	$4,000		$15,696

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$1,732	$(328)	$155	(d)	$1,559
Amounts due to related parties	75	—	—		75
Operating lease liabilities - current	801	—	—		801
Other current liabilities	270	(78)	—		192
Total current liabilities	2,878	(406)	155		2,627
Operating lease liabilities - noncurrent	21	—	—		21
Common stock warrant and option liabilities	664	—	—		664
Other non-current liabilities	2,000	—	—		2,000
Total liabilities	5,563	(406)	155		5,312

Stockholders’ equity:
Common stock	65	—	—		65
Additional paid-in capital	284,658	—	—		284,658
Accumulated other comprehensive income	161	—	—		161
Accumulated deficit	(274,263)	(3,944)	(155) 4,000	(d) (e)	(274,362)
Total Arcadia Biosciences stockholder's equity	10,621	(3,944)	3,845		10,522
Non-controlling interest	(138)	—	—		(138)
Total stockholder's equity	10,483	(3,944)	3,845		10,384
Total liabilities and stockholders' equity	$16,046	$(4,350)	$4,000		$15,696

See accompanying notes to the unaudited pro forma consolidated financial statements.

ARCADIA BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

(In thousands, except share and per share data)

	Reported March 31, 2024	Disposition of Good Wheat (a)	Other Transaction Accounting Adjustments	Notes	Pro Forma
	Unaudited	Unaudited	Unaudited		Unaudited
Revenues:
Product	$1,255	$(268)	$—		$987

Operating expenses:			—
Cost of revenues	820	(349)	—		471
Research and development	272	(267)	—		5
Loss on sale of property and equipment	2	—	—		2
Impairment of property and equipment	36	—	—		36
Selling, general and administrative	3,189	(1,127)	—		2,062
Total operating expenses	4,319	(1,743)	—		2,576

Loss from operations	(3,064)	1,475	—		(1,589)
Interest income	45	—	—		45
Other income, net	3	—	—		3
Change in fair value of common stock warrant and option liabilities	593	—	—		593
Net loss from continuing operations	(2,423)	1,475	—		(948)
Net loss	(2,423)	1,475	—		(948)
Net loss attributable to non-controlling interest	—	—	—		—
Net loss attributable to common stockholders:	(2,423)	1,475	—		(948)
Basic and diluted from continuing operations	$(1.78)				$(0.70)
Weighted-average number of shares used in per share calculation:
Basic and diluted	1,361,657				1,361,657

See accompanying notes to the unaudited pro forma consolidated financial statements.

ARCADIA BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(In thousands, except share and per share data)

	Reported December 31, 2023	Disposition of Good Wheat (a)	Other Transaction Accounting Adjustments	Notes	Pro Forma
		Unaudited	Unaudited		Unaudited
Revenues:
Product	$5,313	$(876)	$—		$4,437
License	17	—	—		17
Total revenues	5,330	(876)	—		4,454

Operating expenses:			—
Cost of revenues	3,300	(1,126)	—		2,174
Research and development	1,387	(1,323)	—		64
Gain on sale of property and equipment	(40)	—	—		(40)
Impairment of ROU asset	113	—	—		113
Selling, general and administrative	14,508	(6,274)	—		8,234
Total operating expenses	19,268	(8,723)	—		10,545

Loss from operations	(13,938)	7,847	—		(6,091)
Interest income	695	—	—		695
Other income, net	48	—	—		48
Valuation loss on March 2023 PIPE	(6,076)	—	—		(6,076)
Change in fair value of common stock warrant and option liabilities	6,544	—	—		6,544
Issuance and offering costs allocated to liability classified options	(430)	—	—		(430)
Net loss from continuing operations before income taxes	(13,157)	7,847	—		(5,310)
Income tax expense	(8)	—	—		(8)
Net loss from continuing operations	(13,165)	7,847	—		(5,318)
Net loss from discontinued operations	(821)	—	—		(821)
Net loss	(13,986)	7,847	—		(6,139
Net loss attributable to non-controlling interest	(5)	—	—		(5)

Net loss attributable to common stockholders:	(13,981)	7,847	—	(6,134)
Basic and diluted from continuing operations	$(10.64)			$(4.30)
Basic and diluted from discontinued operations	$(0.66)			$(0.66)
Weighted-average number of shares used in per share calculation:
Basic and diluted	1,236,934			1,236,934

See accompanying notes to the unaudited pro forma consolidated financial statements.

ARCADIA BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousands, except share and per share data)

	Reported December 31, 2022	Disposition of Good Wheat (a)	Other Transaction Accounting Adjustments	Notes	Pro Forma
		Unaudited	Unaudited		Unaudited
Revenues:
Product	$6,422	$(2,421)	$—		$4,001
License	879	—	—		879
Royalty	117	—	—		117
Total revenues	7,418	(2,421)	—		4,997

Operating expenses:			—
Cost of revenues	6,101	(2,132)	—		3,969
Research and development	1,509	(1,494)	—		15
Gain on sale of Verdeca	(1,138)	—	—		(1,138)
Impairment of intangible assts	141	—	—		141
Change in fair value of contingent consideration	(70)	—	—		(70)
Gain on sale of property and equipment	(314)	—	—		(314)
Impairment of property and equipment	160	—	—		160
Loss on disposal	—	—	36	(e)	36
Selling, general and administrative	15,036	(5,815)	155	(d)	9,376
Total operating expenses	21,425	(9,441)	191		12,175

Loss from operations	(14,007)	7,020	(191)		(7,178)
Interest income	289	—	—		289
Other income, net	9	—	—		9
Change in fair value of common stock warrant and option liabilities	3,209	—	—		3,209
Issuance and offering costs allocated to liability classified options	(314)	—	—		(314)

Net loss from continuing operations before income taxes	(10,814)	7,020	(191)	(3,985)
Income tax expense	(14)	—	—	(14)
Net loss from continuing operations	(10,828)	7,020	(191)	(3,999)
Net loss from discontinued operations	(4,784)	—	—	(4,784)
Net loss	(15,612)	7,020	(191)	(8,783)
Net loss attributable to non-controlling interest	(236)	—	—	(236)
Net loss attributable to common stockholders:	(15,376)	7,020	(191)	(8,547)
Basic and diluted from continuing operations	$(17.67)			$(6.67)
Basic and diluted from discontinued operations	$(7.98)			$(7.98)
Weighted-average number of shares used in per share calculation:
Basic and diluted	599,389			599,389

See accompanying notes to the unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Description of Transaction

On May 14, 2024 Arcadia Biosciences, Inc. (“Arcadia” or the “Company”) completed the sale of its GoodWheat business (“Disposition”) to Above Food Corp. (“Above Food” or the “Buyer”). Pursuant to the Asset Purchase Agreement (“Agreement”), the Company sold its GoodWheat business to Above Food for consideration of $4,000,000, consisting of a promissory note in the original principal amount of $6,000,000 (“Promissory Note”) from the Buyer to Arcadia and $2,000,000 in cash paid at closing by Arcadia to the Buyer.

The Promissory Note has a variable interest equal to the Wall Street Journal prime rate. Principal payments of $2,000,000 are due on each of the first, second and third anniversaries of the execution date of the Promissory Note, along with any accrued and unpaid interest. Prior to the second anniversary, Arcadia has the option to elect to settle $2,000,000 of the principal amount of the Promissory Note in exchange for publicly traded common stock shares of Above Food. The number of shares shall be calculated based on 90% of the daily volume weighted average price of Above Food’s publicly traded common stock for the twenty trading days prior to the option election.

Note 2—Basis of the Pro Forma Presentation

The unaudited pro forma consolidated financial information has been prepared by management under U.S. generally accepted accounting principles (“U.S. GAAP”) in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments presented in the unaudited pro forma consolidated financial information have been identified and presented to provide relevant information necessary for an understanding of the Company after the Disposition.

The pro forma adjustments related to the Disposition are preliminary and based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma consolidated financial information. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma consolidated financial information.

The information in the “Disposition of GoodWheat” columns in the unaudited pro forma consolidated financial statements reflects the elimination of the net assets and historical financial performance of GoodWheat. The information in the “Other Transaction Accounting Adjustments” are additional transaction accounting adjustments that are further described in Note 3 below. The Company has elected to not present any adjustments for reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”) in the following unaudited pro forma condensed consolidated financial information.

The unaudited pro forma consolidated balance sheet as of March 31, 2024 assumes that the Disposition occurred on March 31, 2024. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2023 and 2022, and the three months ended March 31, 2024 present pro forma effect of the Disposition, as if it had been completed on January 1, 2022. The unaudited pro forma consolidated financial information was derived from and should be read in conjunction with the historical consolidated financial statements of the Company for the years ended December 31, 2023 and 2022 included in the Company’s Annual report on Form 10-K filed with the SEC on March 28, 2024 and the historical consolidated financial statements of the Company for the three months ended March 31, 2024 included in the Company’s quarterly report on Form 10-Q filed with the SEC on May 13, 2024.

Note 3—Pro Forma Adjustments

The unaudited pro forma consolidated financial information has been prepared to illustrate the effect of the Disposition and has been prepared for informational purposes only. The following transaction accounting adjustments have been reflected in the unaudited pro forma consolidated financial statements:

(a)
Represents the discontinued operations, including associated assets, and liabilities, and results of operations attributable to GoodWheat which were included in the Company's historical financial statements. The amounts exclude general corporate overhead costs which were historically allocated to GoodWheat that do not meet the requirements to be presented in discontinued operations.
(b)
Reflects cash of $2,000,000 delivered by Arcadia to Above Food on the closing date.
(c)
Reflects the estimated fair value of the Promissory Note, inclusive of the expected immaterial value of any bifurcated embedded derivatives.
(d)
Represents the accrual of estimated transaction costs of $155,000 related to the Disposition incurred by Arcadia subsequent to March 31, 2024. Transaction costs related to the Disposition are considered one-time nonrecurring costs. The historical and pro forma consolidated financial statements for the three months ended March 31, 2024 include transaction costs related to the Disposition of $262,000. The Company did not incur any transaction costs related to the Disposition prior to December 31, 2023.
(e)
Represents the pro forma loss on disposal of $36,000 calculated as the difference between the net consideration of $4,000,000 and the historical carrying value of the GoodWheat inventory totaling $4,036,000 as of March 31, 2024. Property and equipment, accounts payable and other current liabilities related to GoodWheat but not sold to or assumed by the Buyer are not included in the pro forma loss calculation. The pro forma loss on disposal is considered a one-time nonrecurring loss and has been included in the pro forma consolidated statement of operations for the year ended December 31, 2022, the earliest period presented. The actual gain/loss on disposal will be based on Arcadia’s historical balance sheet information as of the closing date as well as the fair value of consideration received from the Buyer and may differ significantly.